UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its review of executive compensation and benefits, including an evaluation of competitive market compensation and retention practices, Quad/Graphics, Inc. (the "Company") has established the Quad/Graphics, Inc. Executive Severance Plan (the "Plan") and also entered into amendments to its existing employment agreements with the named executive officers who are not subject the Plan. Both the Plan and the employment agreement amendments provide severance protections upon qualifying terminations of employment to designated executive officers, as well as restrictive covenants that apply following any termination of employment.

The Plan is effective September 15, 2016 (the "Effective Date"). Under the Plan, if a participant's employment is terminated by the Company without "cause" (as defined in the Plan) or by the participant due to a salary reduction of more than 10%, then the participant will be entitled to severance equal to one year's base salary plus the participant's target annual bonus. The participant will also receive a pro rated portion of the current year's annual bonus based on actual performance, and will receive continued group health, dental and life insurance benefits at the employee rate for the severance period and outplacement services at a cost of up to $50,000. If, however, a participant's employment is terminated upon or within the 24-month period following a change in control, and the termination is by the Company without cause or by the participant with "good reason" (as defined in the Plan), then the participant will be entitled to severance equal to two times the sum of the participant's base salary and target annual bonus. The participant will also receive a pro rated portion of the current year's annual bonus based on target performance, and will receive a lump sum payment in lieu of medical and life insurance continuation over the severance period, full vesting of benefits in the Company's Supplemental Executive Retirement Plan (or any successor plan thereto) and outplacement services at a cost of up to $50,000. The treatment of any long-term incentive awards, including equity-based awards, will be governed by the terms of the applicable long-term incentive plan and award agreement. The post-change in control severance benefits would also be provided to a participant whose employment is terminated within a limited period prior to a change in control if the participant reasonably demonstrates that the termination was due to the subsequent change in control.

The Plan defines "cause" generally to include (1) any intentional and willful act of the participant involving fraud, embezzlement or theft of the assets of the Company or its customers; (2) gross misconduct on the part of the participant that is intentional and willful and that materially and demonstrably causes serious financial injury to the Company; (3) any conviction of or plea of nolo contendere to a felony; (4) certain breaches of restrictive covenants; or (5) any intentional, willful and material failure of the participant to perform the participant's employment duties for 30 days after the Company's Board of Directors (the "Board") delivers a written demand for performance.

The Plan defines "good reason" in the event of a change of control generally to include (1) any material reduction in the amount of the participant's then current base salary or annual bonus target (other than any change that applies to substantially all other executive officers); (2) a requirement that the participant be based at a location in excess of 60 miles from the location of the participant's principal job location or office as of the effective date of the participant's participation in the Plan; (3) a material diminution in the participant's title, authority, power, duties, reporting requirements or responsibilities, or the assignment of duties to the participant which are materially inconsistent with the participant's position; (4) the failure by the Company to obtain the express assumption of, and agreement to perform under, the Plan when that action is required by the Plan; or (5) any other action or inaction by the Company that constitutes a material breach by the Company of the terms and conditions of the Plan.

Participants in the Plan are subject to 24 month noncompetition, non-solicitation, non-disclosure and non-disparagement restrictive covenants following any termination of employment, whether or not severance benefits are provided. The only named executive officer who currently participates in the Plan is David Honan, the Company's Executive Vice President and Chief Financial Officer, as he is not subject to similar severance protections and restrictive covenants set forth for the other named executive officers in separate employment agreements. The three other executives who currently participate in the Plan are Jennifer Kent, Executive Vice President of Administration, Eric Ashworth, Executive Vice President of Product Solutions and Market Strategy, and Renee Badura, Executive Vice President of Sales.

The Plan has an initial term of three years from the Effective Date, after which the term will automatically be extended for successive one-year renewals unless the Board or the Compensation Committee of the Board terminates the Plan at the end of the initial or renewal term by giving the participants written notice of intent to terminate the Plan prior to the September 15 preceding the year in which the initial or renewal term is scheduled to end. Upon a change in control, the term of the Plan will be automatically extended for a two-year period.

The employment agreement amendments are also effective as of September 15, 2016. The named executive officers who have entered into amendments are: J. Joel Quadracci, the Company's Chairman, President and Chief Executive Officer; John C. Fowler, the Company's Vice Chairman and Executive Vice President of Global Strategy and Corporate Development; Thomas J. Frankowski, the Company's Chief Operating Officer; and David A. Blais, the Company's Executive Vice President of Global Procurement and Platform Strategy.

The amendments to the employment agreements generally conform the agreements' severance protections to those of the Plan, except that the multiple of base salary and bonus used to calculate the severance amount varies by individual. Mr. Quadracci's severance multiple upon a qualifying termination prior to a change in control is two times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Quadracci's severance multiple is three times the sum of his base salary and target annual bonus. For Mr. Quadracci, a qualifying termination prior to a change in control includes a termination by him for good reason as well as a termination by the Company without cause. The severance multiple of Messrs. Fowler, Frankowski and Blais upon a qualifying termination prior to a change in control is one and one-half times the sum of the executive's base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Messrs. Fowler's and Frankowski's severance multiple is two and one-half times the sum of the executive's base salary and target annual bonus, and Mr. Blais's severance multiple is two times the sum of his base salary and target annual bonus. The other benefits provided under the amended agreements are generally similar to those provided under the Plan, except that certain legacy protections have been preserved.

In exchange for the enhanced severance protections provided by the amendments to their employment agreements, the executives agreed to 24 month noncompetition, non-solicitation, non-disclosure and non-disparagement restrictive covenants that will apply following any termination of employment, whether or not severance benefits are provided. Except for the changes made by the amendments, the existing employment agreements remain in full force and effect.

The foregoing descriptions of the Plan and the amendments to the employment agreements are summaries only and are qualified in their entirety by reference to the full text of the Plan and the form of amendment, copies of which are expected to be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 16, 2016

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration, General Counsel and Secretary

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